UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 15, 2017
____________________________________________________________________________
A10 NETWORKS, INC.
(Exact name of registrant as specified in its charter)
____________________________________________________________________________

Delaware	001-36343	20-1446869
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 West Plumeria Drive
San Jose, CA 95134
(Address of principal executive offices, including zip code)
(408) 325-8668
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 15, 2017, A10 Networks, Inc. (the “Company”) entered into an offer letter with Tom Constantino, 52, to serve as the Company’s Executive Vice President, Chief Financial Officer, effective June 12, 2017. Shiva Natarajan, the Company’s Interim Chief Financial Officer, will assume the position of Vice President, Finance at that time.
From November 2015 to December 2016, Mr. Constantino served as the Vice President of Finance and Head of Accounting & Finance Operations at Western Digital Corporation, a company that provides data storage solutions. While at Western Digital, from March 2012 to November 2015, Mr. Constantino served as Chief Financial Officer of its HGST subsidiary. His experience also includes the role of vice president, corporate finance at Hitachi Global Storage Technologies and approximately 16 years in various financial roles at Hewlett-Packard. Also, from January 2017 to May 2017, Mr. Constantino was an independent consultant providing Chief Financial Officer and Senior Finance Executive consulting services. Mr. Constantino began his career in public accounting at PricewaterhouseCoopers and holds a Bachelor’s of Science in Business Administration from San Jose State University.
Pursuant to an offer letter agreement between the Company and Mr. Constantino, executed on May 15, 2017 (the “Offer Letter”), Mr. Constantino will receive a base salary of $335,000 per annum, with a target annual bonus opportunity equal to 65% of his annual salary, which will be prorated for 2017 based on the length of his employment with the Company in 2017. In addition, Mr. Constantino will receive a sign-on bonus of $50,000 (net of taxes and withholdings). The Offer Letter also provides for the grant to Mr. Constantino of a restricted stock unit award covering 175,000 shares of the Company’s common stock and a stock option award to purchase 135,000 shares of the Company’s common stock. The restricted stock units will be scheduled to vest in four, equal installments on an annual basis over four years, subject to Mr. Constantino’s continued employment. The stock option will be scheduled to vest over a period of four years, with twenty-five percent of the award vesting after one year, and an additional 1/48th of the award vesting on a monthly basis thereafter, subject to Mr. Constantino’s continued employment.

The Company has entered into a Change in Control and Severance Agreement with Mr. Constantino, dated May 15, 2017 (the “Change in Control and Severance Agreement”). The Change in Control and Severance Agreement is substantially similar to the change in control and severance agreements the Company has entered into with certain other executive officers of the Company, the form of which was previously filed with the Securities and Exchange Commission on March 10, 2014, as Exhibit 10.25 to Amendment No. 1 to Form S-1. The severance payments and benefits specified under the Change in Control and Severance Agreement are based on the same levels of severance payments and benefits specified for executive officers of the Company other than the Company’s Chief Executive Officer under such previously filed form.
The foregoing summary of the Offer Letter and the Change in Control and Severance Agreement is qualified in its entirety by the full texts of the Offer Letter and the Change in Control and Severance Agreement, respectively. The Offer Letter will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2017.
There are no arrangements or understandings between Mr. Constantino and any other persons pursuant to which he was selected as Chief Financial Officer. There are no family relationships between Mr. Constantino and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A10 NETWORKS, INC.
By: /s/ Robert Cochran
Robert Cochran
Executive Vice President, Legal and Corporate Collaboration

Date: May 19, 2017